Exhibit 99.2

Investor Presentation January 2024 1

DISCLAIMER 2 NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION IN WHOLE OR IN PART IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD BE UNLAWFUL. THIS PRESENTATION IS FOR INFORMATION PURPOSES ONLY AND IS NOT AN OFFER OF SECURITIES IN ANY JURISDICTION. This presentation (together with any oral statements made in connection herewith, the “Presentation”) is exclusively for the benefit and internal use of the recipient and solely as a preliminary basis for discussion. This Presentation has been prepared to assist interested parties in making their own evaluation with respect to a potential business combination between Pegasus Digital Mobility Corporation, a Cayman Islands exempted company (“Pegasus”) and Gebr. Schmid GmbH, a German limited liability company (together with its consolidated subsidiaries, the “Company”, the “Group” or the “SCHMID Group”) and related transactions (the “Business Combination”) and for no other purpose. This Presentation does not purport to be comprehensive or all-inclusive and is for information purposes only and is being delivered for the sole purpose of assisting recipients in determining whether to proceed with a further investigation of the proposed Business Combination. It does not purport to contain all of the information that may be required to make a full analysis of the SCHMID Group or the Business Combination. This Presentation is based on information which have not been independently verified or audited. Any estimates and projections contained herein involve significant elements of subjective judgment and analysis, which may or may not be correct, to the fullest extent permitted by law, in no circumstances will Pegasus and the SCHMID Group, or any of their respective subsidiaries, stockholders, affiliates, representatives, partners, directors, officers, employees, advisers or agents, provide any guarantee, representation or warranty (express or implied) or assume any responsibility with respect to the authenticity, origin, validity, accuracy or completeness of the information and data contained herein or assumes any obligation for damages, losses or costs (including, without limitation, any direct or consequential losses) or losses of profit resulting from any errors or omissions in this Presentation, reliance on the information contained within it, or on opinions communicated in relation thereto or otherwise arising in connection therewith. Changes and events occurring after the date hereof may, therefore, affect the validity of the information, data and /or conclusions contained in this Presentation and neither the SCHMID Group nor Pegasus assume any obligation to update and / or revise this Presentation or the information and data upon which it has been based. You should not consider any information in this Presentation to be legal, investment, business, tax or accounting advice or a recommendation. You should consult your own attorney, accountant, business advisor, financial advisor and tax advisor for legal, investment, business, tax and accounting advice regarding any of the proposed transactions presented in or in connection with this Presentation. By accepting this Presentation, you confirm that you are not relying upon the information contained herein to make any decision. The distribution of this Presentation in certain jurisdictions may be restricted by law and, accordingly, recipients of this Presentation represent that they are able to receive this Presentation without contravention of any unfulfilled registration requirements or other legal restrictions in the jurisdiction in which they reside or conduct business. Forward-LookingStatements This Presentation contains certain forward-looking statements with respect to the proposed Business Combination, including statements regarding the benefits of the transaction, the anticipated timing of the transaction, the services offered by the SCHMID Group and the markets in which it operates, and the SCHMID Group’s projected future results. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements involve predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this Presentation, including but not limited to those outlined in the press releases published by Pegasus on July 10, 2023 and January 29, 2024 and filed with the SEC under the heading “Cautionary Statement Regarding Forward-Looking Information”. The forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the SCHMID Group and Pegasus assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, nor do they give any assurance that either the SCHMID Group or Pegasus will achieve their expectations. Preliminary Financial Information ThePresentation includes preliminary financial information and financial information prepared in accordance with International Financial Reporting Standards as adopted by the International Accounting Standards Board (“IFRS”). In addition, this Presentation includes certain financial metrics such as EBITDA which are not defined under IFRS. These measures are an addition, and not a substitute for or superior to, measures of financial performance prepared in accordance with IFRS and should not be considered as an alternative to net income, operating income or any other performance measures. The SCHMID Group and Pegasus believe that these additional financial metrics (including on a forward-looking basis) provide useful supplemental information about the Group. Use of Projections Any financial information in this Presentation (including specifically the projections) that are forward-looking statements are based on estimates and assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond the SCHMID Group’s and Pegasus’s control. Such information and projections are necessarily speculative and involve increasingly higher levels of uncertainty the further out the projection extends from the date of preparation. The assumptions and estimates underlying the projected results are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections. All subsequent written and oral forward-looking statements concerning the SCHMID Group and Pegasus, the proposed Business Combination or other matters and attributable to the SCHMID Group and Pegasus or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. The information contained in this Presentation is provided as of the date of this Presentation and is subject to change without notice. Date

DISCLAIMER 3 NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION IN WHOLE OR IN PART IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD BE UNLAWFUL. THIS PRESENTATION IS FOR INFORMATION PURPOSES ONLY AND IS NOT AN OFFER OF SECURITIES IN ANY JURISDICTION. Trademarks Pegasus and SCHMID Group own or have rights to various trademarks, service marks and trade names that they use in connection with the operation of their respective businesses. This Presentation may also contain trademarks, service marks, trade names and copyrights of other companies, which are the property of their respective owners. The use or display of third parties’ trademarks, service marks, trade names or products in this Presentation is not intended to, and does not imply, a relationship with SCHMID Group or Pegasus, or an endorsement or sponsorship by or of SCHMID Group or Pegasus. Solely for convenience, some of the trademarks, service marks, trade names and copyrights referred to in this Presentation may be listed without the TM, SM, © or ® symbols, but such references are not intended to indicate, in any way, that Pegasus or SCHMID Group will not assert, to the fullest extent under applicable law, their rights or the rights of the applicable owners, if any, to these trademarks, service marks, trade names and copyrights. Industryand Market Data In addition, this Presentation includes certain data and other information from third-party sources. While the SCHMID Group and Pegasus believe that these sources are reliable, neither the SCHMID Group nor Pegasus nor any of their advisers has independently verified the data contained therein. Accordingly, undue reliance should not be placed on any of the third-party statistics, data and other information contained in the Presentation. All information not separately sourced is from the SCHMID Group’s and Pegasus’s data and estimates. No Offer or Solicitation This Presentation does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. ThePresentation and the information contained herein are not an offer of securities for sale in the United States. Any securities described herein have not been and will not be registered under the under the U.S. Securities Act of 1933, as amended (the "U.S. Securities Act"), or any state securities laws, and may not be offered or sold in the United States except pursuant to an exemption from, or a transaction not subject to, the registration requirements of the U.S. Securities Act. This presentation and its contents have not been approved by the UK Financial Conduct Authority or an authorized person (as defined in the Financial Services and Markets Act 2000 (the "FSMA")) for distribution. This presentation is only being distributed to and is only directed to (i) persons outside the United Kingdom; (ii) investment professionals falling within Article 19(5) of the Financial Services and Market Act 2000 (Financial Promotion) Order 2005 (the "Order"); (iii) high net worth entities, and other persons to whom it may be lawfully communicated, falling within Article 49(2) (a) to (d) of the Order; and (iv) any other person to whom it may otherwise lawfully be made in accordance with the Order (all such persons being referred to as "relevant persons"). Any investment activity to which this communication may relate is only available to, and any invitation, offer or agreement to engage in such investment activity will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this presentation or any of its contents. The recipients of this presentation should not engage in any behavior in relation to qualifying investments or related investments (as defined in the FSMA and the Code of Market Conduct made pursuant to FSMA) which would or might amount to market abuse for the purposes of FSMA. In member states of the European Economic Area ("EEA"), the Presentation is directed only at persons who are "qualified investors" within the meaning of Regulation (EU) 2017/1129. The Presentation must not be acted on or relied on in any member state of the EEA by persons who are not qualified investors. Any investment or investment activity to which the Presentation relates is available only to qualified investors in any member state of the EEA. UK MiFIR professionals/ECPs only eligible counterparties and professional clients only (all distribution channels). MiFID II professionals/ECPs only eligible counterparties and professional clients (all distribution channels). Additional Information In connection with the proposed Business Combination, Pegasus TopCo B.V. is expected to file with the SEC a registration statement on Form F-4 containing a preliminary proxy statement of Pegasus and a preliminary prospectus and, after the registration statement is declared effective, Pegasus will file a definitive proxy statement and definitive prospectus relating to the proposed Business Combination and will mail such definitive proxy statement/prospectus and other relevant materials to its shareholders. This Presentation does not contain all the information that should be considered concerning the proposed Business Combination and is not intended to form the basis of any investment decision or any other decision in respect of the Business Combination. Pegasus’s shareholders and other interested persons are advised to read, when available, the preliminary proxy statement/prospectus and the amendments thereto and the definitive proxy statement/prospectus and other documents filed in connection with the proposed Business Combination, as these materials will contain important information about SCHMID Group, Pegasus TopCo B.V., Pegasus and the Business Combination. When available, the definitive proxy statement/prospectus and other relevant materials for the proposed Business Combination will be mailed to shareholders of Pegasus as of a record date to be established for voting on the proposed Business Combination. Shareholders will also be able to obtain copies of the preliminary proxy statement/prospectus, the definitive proxy statement, prospectus and other documents filed with the SEC, without charge, once available, at the SEC’s website at www.sec.gov, or by directing a request to: investor-relations@pegasusdm.com

SCHMID AT A GLANCE

SCHMID

1864 Founded in Germany	**5th** Generation Family-Owned & Managed	**1960s** Began Serving Electronics Industry	**~800** Employees
2 Production Facilities in Germany & China	**32,000** Sq. Ft. Lab & Prototyping Facility	**5** Global Sales & Service Centers	**~150** Scientists & Engineers
€5Bn 2024E Total Addressable Market[1]	**>40%** 2021A-2024E Revenue CAGR[2]	**>25%** 2024E Recurring EBITDA Margin[2]	**100+** Patents And Industrial Property Rights

1) Total Addressable Market ("TAM") reflects Total PCB Equipment TAM of €5.3 billion in 2024E per Prismark Partners LLC.
2) Estimates and assumptions are based on currently available information and expectations of management, actual results may differ. Financial information presented here reflects IFRS figures. See page 18 and "Preliminary Financial Information" in Disclaimer for additional information.

4

SCHMID & PEGASUS: JOINT FORCES FOR SUCCESS

SCHMID

SCHMID Leadership Team



Dipl. Wirtsch-Ing. (FH) Christian Schmid

- **CEO & Chairman SCHMID Group** joined 1998
- CEO of SCHMID Group since 2000
- Board positions at Schweizer Electronic AG, a stock listed company
- China trade award and the first German Chairman of a stock-listed company in Taiwan



Dipl. Wirtsch-Ing. (FH) Helmut Rauch

- **COO SCHMID Group** joined 1994
- COO of SCHMID Group since 1997
- SAP introduction in 1996
- Build up China entity in 2003 (100% ownership)



Dipl. –Kffr. Julia Natterer

- **CFO SCHMID Group** joined 2021
- 2010 – 2020 Director Finance & Controlling at SUESS MicroTec SE,
- Former Certified Public Accountant (CPA) and Tax Advisor at KPMG



Dr. Christian Buchner

- **Vice President Photovoltaics** joined 2004
- 2004 – 2009 CEO of SCHMID Technologies Niedereschach
- 1996 – 2004 CEO of Heidelberg Instruments



Laurent Nicolet

- **Vice President Electronics** joined 2006
- 2000 – 2006 CTO Multek (USA, DE, China)
- 1988 – 2000: CTO of Cicorel, PCB manufacturing in Switzerland
- 1982 – 1988: CTO of Seprolec, PCB manufacturing



Dipl.Ing. (FH) Thomas Widmann

- **Vice President R&D and Engineering** joined 1999
- 1999 – 2020: Vice President Electrical Engineering
- 1998 – 1999: Software developer at HOMAG
- 1992 – 1998: Software developer at ARBURG

Pegasus Team



Prof. Dr. Sir Ralf Speth FRS FREng KBE

- **Chief Executive Officer and Chairman**
- **40+ years experience**
- Member of the BoD of Tata Sons
- Non-executive director and vice-chairman of the board of Jaguar-Land Rover, former



Dr. Stefan Berger

- **Chief Investment Officer**
- **15+ years experience**
- Former Director of Electrification at Jaguar-Land Rover
- Served as Vice President to the Chairman's Office at Tata Sons



F. Jeremey Mistry

- **Chief Financial Officer**
- **20+ years experience**
- Co-Founder, Pali Hill Capital Management (venture capital & advisory)
- Former Head of Industrials/ Automotive sector investment banking, Morgan Stanley (India)

5

INVESTMENT HIGHLIGHTS

SCHMID is a global supplier of proprietary, industry leading capital equipment levering its core expertise in surface treatment. It supports manufacturers of printed circuit boards and panel level packaging, photovoltaics and specialty glass. Emerging markets include green energy and hydrogen

Key Industry Challenge

Manufacturing higher spec devices, cost efficiently in a more environmentally friendly manner while shortening global supply chains

SCHMID Solutions

New ET (Embedded Trace) process and production lines deliver a complete solution

Well-Positioned

SCHMID expects to outpace strong industry growth given the increasing penetration of its next gen technology and a close cooperation with industry-leading OEMs

Strong Financials

>40% 2021A – 2024E Revenue Growth Est.[1]

>25% 2024E Recurring EBITDA Margin[1]

Free Cash Flow Positive in 2024E [1]

Compelling Valuation

13.2x 2024E EBITDA[1] vs. average comps at 16x[2]

Public Listing

Validation as public company facilitates the pursuit of larger scale deployments with its blue-chip, global customers
Proceeds to fund working capital and growth.

1) Estimates and assumptions are based on currently available information and expectations of management, actual results may differ. Financial information presented here reflects IFRS figures. See pages 18, 20 and "Preliminary Financial Information" in Disclaimer for additional information, reported figures.
2) See page 21 and 22 for additional information on valuation.

6

KEY GROWTH INITIATIVES 7 SCHMID is particularly well-positioned to capitalize on industry trends and outperform peers by levering deep-rooted know-how around surface treatment processes and equipment Continued penetration of high-end PCB and packaging solutions in the overall market, benefitting our existing semi-additive (SAP/mSAP) process solutions Introduction of Embedded Trace technology enabling more advanced technical designs with significant environmental benefits Major growth opportunities in new end markets like Automotive Levering of existing technological know how to new industries like hydrogen / fuel cell applications

GO-TO-MARKET Long-standing, strong customer relationships, including partnerships with customers’ customers, driving demand pull Proven track record in delivering disruptive technology solutions for OEMs, creating competitive moats Technology Center Modular Approach High Touch Service Responsible Partner Early technology insights gained through customer relationships Development accelerated through cooperative network of industry partners and research institutes Fast transfer from R&D to industrial application, and ramp to high volume manufacturing Capture high-margin licensing revenues Unique modular approach to design and manufacturing reduces lead times, improves reliability, lowers costs, while maintaining a high level of customization for customers SCHMID products benefit volume manufacturers as a single line can easily be used to produce a variety of products Our success is based on the knowledge and commitment of our employees, together we stand for “We are SCHMID” Global network delivers proximity to customers Partnership with all stakeholders R&D geared towards helping our customers achieve their CO2 neutrality targets Customer & OEM Relationships 8

ILLUSTRATIVE EV END MARKET APPLICATIONS 9 Flexible PV for Car Roofs (Solar Cell & Thin Film) Radar Systems for Autonomous Driving (High Frequency Applications) Interior Design (Metal Etching) PV for Charging Situation (Solar Cell & Module) Display (Anti-Glare) Communication 5G (Packaging + HDI) EV-Battery (Nano Silicon Anode Material) Processor (Packaging) LED Lighting (Etching Thick Copper) High-Power Solutions (Etching Thick Copper) VRB for Stationary Energy Storage (Full Battery Know How)

CASE STUDY OF SCHMID GO-TO-MARKET

SCHMID developed a unique manufacturing solution for the textured back covers for one of the leading mobile phone manufacturers

CHALLENGE — Manufacturing solution for textured rear side glass

⬇

Customer & OEM Relationships — SCHMID worked closely with mobile phone manufacturers…

\+

Technology Center — …to apply PV silicon wafer & PCB wet blasting technology to glass…

\+

Modular Approach — …repurposing significant percentage of existing components…

⬇

SCHMID SOLUTION — …to develop manufacturing process for textured glass allowing wireless charging while maintaining the elevated look and feel of a metal back.

SCHMID Production Lines



PV cells

⬇



Anti-Glare Textured Glass

Timeline

Jun '19	First Contract
Jun '19	Specs Received
Jul '19	Start of Sampling
Aug '19	Optimization
Sep '19	Design Freeze
Oct '19	Pilot Line Delivered
Nov '19	Design Freeze HVM
Dec '19	P/O HVM
Jan '20	1st HVM Delivery
Aug '20	80 HVM Systems Delivered

10

CASE STUDY OF SCHMID GO-TO-MARKET

SCHMID leveraged its long-standing expertise in glass while repurposing existing equipment to develop manufacturing solutions for a Tier-1 semiconductor company's glass substrate initiative

CHALLENGE

Manufacture of next-gen glass substrates for high-end compute

Customer & OEM Relationships

SCHMID is working closely with Tier-1 semiconductor companies to assist in developing production solutions for their revolutionary glass substrates for advanced packaging…

+

Technology Center

…combining experience from anti-glare texturing, cleaning and etching in flat panel display and photovoltaic glass with traditional integrated circuit substrate manufacturing technology and adapting to glass interposer…

+

Modular Approach

...using existing equipment while changing the process sequence...

SCHMID SOLUTION

...to allow for better performance at lower cost than current stop gap fan out method interposer, enabling high-end applications like AI and CoWoS (Chip on Wafer on Substrate).

Organic Interposer



Glass Interposer





"Intel Unveils Industry-Leading Glass Substrates to Meet Demand for More Powerful Compute"
— Press Release September 18, 2023

11

CASE STUDY OF SCHMID GO-TO-MARKET Expand into the hydrogen market SCHMID is working closely with leading institutes and manufactures for fuel cells and electrolysers, including Tier-1 automotive suppliers… …leveraging 25 years of expertise in the photo chemical etching and adapting to bipolar plates of fuel cells and electrolysers… SCHMID has a history of entering new markets by levering its core competence around surface treatment …to introduce modular production equipment for bipolar plates, central part of stack electrolysers and fuel cells. …combing existing technologies to meet the specification of the different manufacturing methods… Technology Center + + CHALLENGE SCHMID SOLUTION Modular Approach 1 2 Electrolyser Stack Etched Metal Sheet Etched Bipolar Plate Customer & OEM Relationships

ET: ENABLING PCB/PACKAGING TECHNOLOGY ROADMAPS − Narrower line widths, increased numbers of I/Os, higher aspect ratios, new materials all at acceptable costs and yields − Improved supply security and shorter lead times through near shoring − Achievement of CO2 reduction goals and greener manufacturing as demanded by end customers NEEDS...… PROBLEM...… − Current manufacturing techniques are hitting limitations to further miniaturization, increased complexity, and more advanced physical properties SOLUTION...… − SCHMID’s new ET technology unlocks this roadmap Illustrative OEMs Illustrative Volume Manufacturers 1 3 Roadmap Advanced packaging Industry / minimum values high volume manufacturing (HVM) Pathway 1D to 3D Semiconductor Packaging

TECH BENEFITS OF EMBEDDED TRACE

20-30%[1] less electrical losses	**~40%[1] higher integration**
~50%[1] improved thermal properties	**Replacement of laser vias**

ENABLING

Less power consumption
Leading to longer battery lifetime

Supporting new IC architectures
by bridging the gap between IC and PCB I/Os

Higher yield in manufacturing
including design independent product run time

Offering new electrical design possibilities
changing the rules of routing

Design 10/10 traditional



Design 10/10 ET



1) Technical benefits of SCHMID's enhanced production process for ET based on company estimates for illustrative customer deployments relative to traditional processes. Actual results may differ.

14

ECO BENEFITS OF EMBEDDED TRACE

~30%[1] Reduction
in CO_2 emissions

~70%[1] Reduction
in water consumption

~40%[1] Reduction
in chemicals consumed

~30%[1] Reduction
in energy required

ENABLING

Urban Fabs
can be located in Europe, the US and SE Asia by meeting environmental standards

Greener PCB & Substrates
help deliver lower carbon footprint to meet end-customer demand

Total Cost of Ownership
advantage over current processes

Apple Committed to Carbon Neutrality by 2030[2]



74% Manufacturing
19% Product use
5% Product transport
2% Corporate facilities
<1% End of life
integrated circuits
boards and flexes
aluminium
other manufacturing
display
electronics
final assembly
iOS active charge
MacOS active
MacOS idle
other
Apple's carbon footprint
25.2 million
metric tons of CO_2e

As PCB and substrate manufacture are today's second largest carbon contributor, ET is a key enabling technology for Apple to meet its goal

1) Environmental benefits of SCHMID's enhanced production process for ET based on company estimates for illustrative customer deployments relative to traditional processes. Actual results may differ.
2) Source: Apple 2023 Environmental Progress Report.

15

TYPICAL FAB SCHEMATIC

ET drives significant penetration opportunity for SCHMID from 30% of the equipment CapEx spending in traditional fab to over 90% in an ET fab[1]



Wet Process
Infinity C+ Line
Infinity V+ Line
Infinity P+ Line
ABF Lamination
Sputtering Cu Layer
Resist Lamination
Exposure
Developing
Etching Cu hole
Deep etch holes
Resist lamination
Exposure
Developing & flash etch
Deep etching (hole & tranche)
Seed layer sputtering
Traces & via filling
Planarization
CMP
CMP
Vacuum
PlasmaLine
Automation
InfinityLine A+

1) Penetration opportunity for SCHMID based on company estimates. Actual results may differ.

16

PENETRATION TRENDS DRIVING SCHMID GROWTH

SCHMID

PCB Finish Board Production Area[1] – Million Square Meters (MSM)

2017A

Panel Type	MSM
Commodity	178
Flex	57
4-6 Layers	108
8-16 Layers	14
18+ Layers	1
HDI	20
Package Substrate	9

Total: 388 MSM

2% CAGR

+34 MSM

2022A

Panel Type	MSM
Commodity	169
Flex	63
4-6 Layers	137
8-16 Layers	22
18+ Layers	1
HDI	19
Package Substrate	14

Total: 422 MSM

4% CAGR

+83 MSM

2027E

Panel Type	MSM
Commodity	189
Flex	80
4-6 Layers	166
8-16 Layers	27
18+ Layers	2
HDI	24
Package Substrate	16

Total: 504 MSM

+100 MSM increase in PCB finish board production area from 2017A-2027E with SCHMID's focus segments growing at **5% CAGR**

Focus Segments

SCHMID's View of the Market[2]

- Higher end panels are outpacing commoditized boards and are growing at approximately twice the rate
- Within higher end panels, traditional substractive processes have and continue to be replaced by additive mSAP/SAP, where SCHMID has high share
- Moving forward, we believe some production will utilize ET, where SCHMID has the sole solution currently
- A typical fab with 170,000 m^2 6-layer panel capacity moving to ET represents less than 0.05% of the 2022A total PCB finish board production area – however, this represents a significant revenue opportunity for SCHMID given the $450 million capital budget for a typical fab, of which SCHMID's ET equipment covers 90%
- Anticipated new greenfield projects will be increasingly located outside of China to reduce supply chain risks

Total PCB Equipment Market Size (€m)[1]

Type	2019A	2020A	2021A	2022E	2023E	2024E	2025E	2026E	CAGR
Commodity	€417	€419	€519	€520	€543	€568	€594	€620	6%
Flex	654	648	804	820	860	902	946	993	6%
Multilayer	1,369	1,370	1,700	1,707	1,804	1,907	2,016	2,131	7%
HDI	551	549	682	690	730	773	819	867	7%
Package Substrate	796	774	961	996	1,053	1,113	1,177	1,245	7%
Total	**€3,786**	**€3,760**	**€4,666**	**€4,733**	**€4,991**	**€5,263**	**€5,552**	**€5,856**	**6%**

1) PCB Finish Board Production Area and Total PCB Equipment Market Size data from Prismark Partners LLC.
2) SCHMID's view of the market based on Company estimates. Estimates and assumptions are based on currently available information and expectations of management, actual results may differ.

17

FINANCIALS UNDERPINNED BY PROFITABLE GROWTH 1 8 1) Financial information presented here reflects IFRS figures. See “Preliminary Financial Information” in Investor Presentation Disclaimer for additional information. Estimates and assumptions are based on currently available information and expectations of management, actual results may differ. 2) 2021A and 2022A EBITDA figures are from the audited financial statements. 2023E and 2024E are EBITDA estimates adjusted for (a) one-time effects in 2023 and (b) costs in relation to the merger with Pegasus and preparations for a New York Stock Exchange listing. Recurring EBITDA reconciliation provided on page 26. (€3) €20 €20 €35 €39 €95 €90 €130 Revenue (€m)1 Recurring EBITDA (€m) 1,2 2021A 2022A 2023E 2024E 2021A 2022A 2023E 2024E 21% 22% 27% Recurring EBITDA Margin (%)

Note: Financial information presented here reflects IFRS figures. See “Preliminary Financial Information” in Disclaimer for additional information. Estimates and assumptions are based on currently available information and expectations of management, actual results may differ. 1) Based on internal controlling numbers and company estimates. Revenue Breakdown by Product (€m)1 DETAILED LOOK AT REVENUE Revenue Breakdown by Region (€m) Additive Processes (SAP/mSAP) ET Equipment & Processes Substractive Processes PV & Glass Aplications Hydrogen & PCM Customer Service USA Europe China Asia Taiwan 1 9 €3 €11 €10 €20 €18 €39 €4 €12 €4 €13 €39 €95 €90 €130 2021A 2022A 2023E 2024E €11 €14 €4 €6 €13 €20 €11 €47 €8 €39 €95 €90 €130 2021A 2022A 2023E 2024E

2022A 2023E 2024E ROBUST CASH FLOW DYNAMICS 2 0 Note: Financial information presented here reflects IFRS figures. See “Preliminary Financial Information” in Disclaimer for additional information. Estimates and assumptions are based on currently available information and expectations of management, actual results may differ. 1) 2022A Operating Cash Flow reflects €0.3m. 2) Free Cash Flow reflects Operating Cash Flow less CapEx. Operating Cash Flow (€m) Free Cash Flow (€m) CapEx (€m) 2 Ongoing CapEx Growth CapEx 2022A 2023E 2024E €5 ~€11 €21 (€4) (€1) €10 €5 €6 €11 2022A 2023E 2024E

SCHMID GROUP – SELECTED COMPARABLES

SCHMID is favorably positioned with its premium technical product and blue-chip technology customer relationships that are driving superior growth at robust margins, with valuation attractively set to initiate at 13.2x EV/2024E EBITDA



2021A-2024E Revenue Growth
49%
22.4%
16.7%
15.8%
12.8%
12.2%
11.8%
10.8%
7.6%
7.4%
7.1%
4.9%
4.8%
4.2%
3.6%
(1.7%)
Mean: 9.4%
SCHMID[1] elmos ASM AIXTRON infineon ASML NOVA ST mks KLA NXP Nordson MYCRONIC siltronic APPLIED MATERIALS Lam
2024E EBITDA Margin
27%
41.7%
39.2%
35.5%
35.0%
33.6%
32.5%
31.9%
31.8%
31.8%
31.7%
31.0%
30.7%
30.2%
29.1%
23.1%
Mean: 32.6%
SCHMID[1] KLA NXP infineon ASML ST elmos ASM MYCRONIC siltronic Nordson NOVA Lam APPLIED MATERIALS AIXTRON mks
Enterprise Value / 2024E EBITDA
13.2x
29.1x
26.7x
22.7x
20.8x
20.7x
18.9x
18.2x
17.1x
13.7x
13.0x
12.0x
7.6x
6.6x
6.3x
6.1x
Mean: 16.0x
SCHMID[1] ASML ASM Lam KLA NOVA AIXTRON Nordson APPLIED MATERIALS mks MYCRONIC NXP infineon ST siltronic elmos

Notes: Comparable company information per Capital IQ, Wall Street Research and Company filings. Information for comparable companies is based on individual company reporting and accounting metrics, which may differ from the SCHMID Group and the other entities listed. Share price as of January 22, 2024. EUR to USD FX rate of 1.0883 as of January 22, 2024, per Bloomberg. GBP to USD FX rate of 1.2709 as of January 22, 2024, per Bloomberg.
1) Estimates and assumptions are based on currently available information and expectations of management, actual results may differ. See page 18 for financial information, page 22 for valuation information and "Preliminary Financial Information" in Disclaimer for additional information. For SCHMID, reflects Pro Forma Enterprise Value / 2024E Recurring EBITDA.

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SCHMID Group 72.2% Public Shareholders 17.2% XJ Capital 3.5% Founder Shares 7.1% 2 2 TRANSACTION SUMMARY Transaction values SCHMID at a pro forma enterprise value of USD $503 million, implying 13.2x pro forma enterprise value / 2024E recurring EBITDA Pro Forma Valuation (USD $m) Sources (USD $m) Uses (USD $m) Rollover SCHMID Equity6 $320 Rollover SCHMID Net Debt3,9 71 Target Raise7 45 Total Sources $436 Rollover SCHMID Equity6 $320 Rollover SCHMID Net Debt3,9 71 Transaction Cash to Balance Sheet4 11 XJ Capital Payment9 12 Est. Transaction Expenses 22 Total Uses $436 Share Price1 $11.15 (x) Pro Forma Shares Outstanding (m)2 40 Pro Forma Equity Value2 $444 Plus: Standalone Pro Forma Net Debt3,9 71 Less: Transaction Cash to Balance Sheet4 11 Pro Forma Enterprise Value $503 Notes: Estimates and assumptions are based on currently available information and expectations of management, actual results may differ. EUR to USD FX rate of 1.0883 as of January 22, 2024, per Bloomberg. 1) PGSS share price of $11.15 assumed at transaction close. 2) Pro forma equity value is calculated by multiplying the share price of USD $11.15 by 39.8 million shares, consisting of 28.7 million shares attributable to the SCHMID shareholders, 6.8 million shares (Public Shareholders) including 2.8 million incentive Pegasus Class B shares and assuming 4.0 million Pegasus Class A shares remaining in the Trust Account, 1.4 million shares due to XJ Capital and 2.8 million Pegasus Class B shares held by the Sponsor, directors and officers and IPO anchor investors (Founder Shares). 3) Standalone pro forma net debt reflects standalone total gross debt less cash and cash-like assets and participation rights as reflected in page 27. 4) Transaction cash to balance sheet reflects USD $45 million target raise less USD $22 million of estimated transaction expenses and USD $12 million payment to XJ Capital. 5) SCHMID Group pro forma ownership reflects 28.7 million shares due to the shareholders of the SCHMID Group. 6) Rollover SCHMID equity reflects 28.7 million shares at $11.15/share. 7) For illustrative purposes we have assumed that the full $45 million is raised in the form of equity for this analysis. The BCA stipulates a target raise of $45 million comprised of $35 million target equity and $10 million target debt or equity. 8) Founder shares of 2.8 million held by the Sponsor, directors and officers and IPO anchor investors. 9) XJ Capital owns 24.1% equity interest in SCHMID’s subsidiary in China, which is being acquired by SCHMID in several stages starting with an 8% interest at merger closing in exchange for a €10 million payment and 1.4 million shares allotted to XJ. Subsequently, SCHMID will acquire the remaining interests through two payments of €5 million and €15 million, due within 270 and 455 days of the effective time of the merger, respectively. Standalone pro forma net debt includes these subsequent payments of €20 million as current and long-term obligations, while non-controlling interest of €7.1 million has been removed based on contemplated remaining interest acquisition. The XJ agreement incorporates a fixed EUR to USD FX rate of 1.1864. For more information on the XJ Capital agreement, please see Company filings. Pro Forma Ownership SCHMID 2024E Recurring EBITDA $38 Pro Forma Enterprise Value / 2024E Recurring EBITDA 13.2x 5 8 9

Transaction Drivers Target Raise $45 Trust per Share $11.15 Non-Redemption Structure Full Trust Total NRAs ($ in USD m) $35 $40 $45 $50 Shares (m) 3.1 3.6 4.0 4.5 Available B shares (m) 2.8 2.8 2.8 2.8 Total public shares (m) 6.0 6.4 6.8 7.3 Total shares per NRA share 1.9 1.8 1.7 1.6 Effective price per share $5.88 $6.25 $6.57 $6.86 Effective Pro Forma Equity Value ($ in USD m) $229 $246 $261 $276 Effective Pro Forma Enterprise Value ($ in USD m) $298 $310 $321 $330 SCHMID 2024E Recurring EBITDA ($ in USD m) $38 Effective Multiple 7.8x 8.1x 8.4x 8.7x ILLUSTRATIVE: NON-REDEMPTION AGREEMENT STRUCTURE 2 3 Notes: EUR to USD FX rate of 1.0883 as of January 22, 2024, per Bloomberg. 1) For illustrative purposes we have assumed that the full $45 million is raised in the form of equity for this analysis. The BCA stipulates a target raise of $45 million comprised of $35 million target equity and $10 million target debt or equity. 2) Under the Business Combination Agreement, Pegasus, the Sponsor and the SCHMID Group can decide to use up to 2.8125 million Class B shares to incentivize Class A shareholders to enter into non-redemption agreements. This slide shows a hypothetical scenario if all such Class B shares are used for such non-redemption agreements at different aggregate numbers of non-redemption agreements. 1 Illustrative example showing the use of 2.8 million class B shares for privately negotiated non-redemption agreements2

Thank you for your attention Please feel free to contact us if you have any questions. www.schmid-group.com

C o n f i d e n t i a l Appendix

RECURRING EBITDA RECONCILIATION

Recurring EBITDA Reconciliation Table (€m)

(€m)	HY 2023	FY 2023E	FY 2024E
EBIT	€29	€37	€25
Plus: Depreciation & Amortization	3	6	€7
EBITDA	**€32**	**€44**	**€32**[1]
Less: One-time non-operational impairment (Silicon Group)	(€21)	(€21)	--
Less: Other income (Earn-outs from divestitures)	(9)	(9)	--
Less: One-time non-operational impairment (Shareholder loan)	(1)	(1)	--
Plus: De-SPAC related costs[2]	6	8	3
Recurring EBITDA	**€6**	**€20**	**€35**

Note: Financial information presented here reflects IFRS figures. See "Preliminary Financial Information" in Investor Presentation Disclaimer for additional information. Estimates and assumptions are based on currently available information and expectations of management, actual results may differ.
1) 2024E EBITDA forecast reflect the current Recurring EBITDA forecast; no one-time items except the costs associated with the merger with Pegasus are anticipated.
2) De-SPAC related costs for the Schmid Group in H1 2023 include a provision for payment to a financial advisor, costs of the PCAOB audit, legal, accounting and PR related advisor costs and certain miscellaneous costs. Costs in H2 2023 are estimated to be substantially lower than H1 2023 as the provision for a potential payment to a financial advisor was already reflected in H1 2023. Estimated de-SPAC related costs in 2024 include PCAOB audit, legal, accounting and PR related advisor costs until and in connection with the business combination.

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NET DEBT RECONCILATION

SCHMID

(€m)	HY2023[1]	Adjustments[1]	HY2023 Pro Forma
Non-current borrowings			
Liabilities towards shareholders	€20		€20
Liabilities to other third-party lenders	2		2
Loans from other related parties	--		--
XJ Capital Payment	--	€16[4]	16[4]
Current borrowings			
Liabilities to banks	10		10
Loans from debt funds	22	(22)	--
Liabilities towards shareholders	8		8
Liabilities to other third-party lenders	1[2]		1
Loans from other related parties	18		18
XJ Capital Payment	--	5[4]	5[4]
Gross Debt	**€82**		**€82**
Earn out	€9		€9
Receivables from the Silicon Group	4	(€4)	0
Cash & Cash Equivalents	25[3]	(18)	8
Cash & Cash-Like Assets	**€39**		**€17[5]**
Net Debt	**€43**		**€65**

1) As reported in the Form F-4 filed December 22, 2023.
2) €1.2 million 3rd party loan paid in August 2023.
3) Cash & Cash Equivalents includes €17.7 million of Group 14 shares.
4) XJ Capital owns 24.1% equity interest in SCHMID's subsidiary in China, which is being acquired by SCHMID in several stages starting with an 8% interest at merger closing in exchange for a €10 million payment and 1.4 million shares allotted to XJ. Subsequently, SCHMID will acquire the remaining interests through two payments of €5 million and €15 million, due within 270 and 455 days of the effective time of the merger, respectively. Standalone pro forma net debt includes these subsequent payments of €20 million as current and long-term obligations, while non-controlling interest of €6.2 million has been removed based on contemplated remaining interest acquisition. The XJ agreement incorporates a fixed EUR to USD FX rate of 1.1864. For more information on the XJ Capital agreement, please see Company filings.
5) Cash & Cash-Like Assets of €17 million does not include the impact of €10 million payment to XJ Capital at merger closing.

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PROFIT AND LOSS STATEMENT 2 8 (€m) FY2022 HY2022 HY2023 Revenue €95 €46 €40 Gross profit €33 €16 €13 Gross margin 35% 34% 31% Operating expenses: Selling (11) (5) (6) General and administrative (7) (3) (6) Research and development (5) (3) (4) Other operating income/expenses -- (1) 10 (Impairment) / Reversal on impairment on financial assets 3 2 23 Result from operations (EBIT) €14 €5 €29 EBIT margin 14% 12% 73% Net financing result (12) (2) 11 Result before tax €2 €3 €40 Income tax result 2 4 (4) Net result €4 €7 €36 EBITDA €20 €9 €32 EBITDA margin 21% 19% 80% Recurring EBITDA1 €20 €9 €6 Recurring EBITDA margin1 21% 19% 15% 1) Recurring EBITDA reconciliation provided on page 26.

BALANCE SHEET 2 9 Assets (€m) Equity & Liabilities (€m) (€m) FY2022 HY2023 (€m) FY2022 HY2023 Intangible assets €16 €15 Non-current borrowings €34 €22 Property, plant and equipment 15 15 Provisions for pensions 1 1 Financial assets -- -- Non-current provisions -- -- Deferred tax assets 3 3 Deferred tax liabilities 3 6 Non-current lease liability 1 1 Non-current assets €33 €33 Non-current liabilities €39 €30 Inventories 25 23 Current borrowings 128 60 Trade receivables and other receivables 109 51 Current contract liabilities 31 27 Other current assets 5 22 Trade payables and other liabilities 25 24 Cash and cash equivalents 8 8 Other current liabilities 9 14 Current lease liability -- -- Current provisions -- -- Income tax liabilities 2 2 Total current assets €147 €105 Current liabilities €196 €127 Owner's net investment 70 71 Other reserves (131) (97) Equity attributable to owners of the group (61) (26) Non-controlling interest 7 7 Equity (€54) (€19) Total assets €180 €138 Total equity and liabilities €180 €138

CASH FLOW STATEMENT 3 0 (€m) HY2022 HY2023 Net profit from continued operations €7 €36 Amortization, depreciation and impairment 3 3 Changes in trade and other receivables, inventories, working capital & provisions (29) (6) Net losses from the disposal of intangibles and PP&E -- (0) Reversal of impairments of financial assets, net (2) (23) Other non-cash expenses 10 2 Income tax (benefit) expense (4) 4 Financial result 2 (11) Cash provided by (used in) operating activities (€12) €5 Purchases of intangible assets and property, plant and equipment (2) (3) Investments in financial assets -- -- Payment for loan to shareholder (1) 70 Cash used in investing activities (€3) €67 Proceeds from debt financing 10 -- Payments for debt financing (5) (72) Proceeds from shareholder loans -- -- Payment of lease liabilities (0) (0) Interest paid (0) (1) Change restricted cash -- Cash (used in) provided by financing activities €5 (€73) Net increase (decrease) in cash and cash equivalents (€11) (€1) Cash and cash equivalents at the end of the period €7 €8

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